UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 18, 2006

CORPORATE OFFICE PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-14023	23-2947217
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
(Address of principal executive offices)

(443) 285-5400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 18, 2006, the Registrant’s operating partnership, Corporate Office Properties, L.P. (the “Operating Partnership”), issued a $200 million aggregate principal amount of its 3.50% Exchangeable Senior Notes due 2026 (the “Notes”), including $25 million aggregate principal amount of Notes to cover over-allotments.  The terms of the Notes are governed by an indenture, dated as of September 18, 2006 (the “Indenture”), by and among the Operating Partnership, as issuer, the Registrant, as guarantor (the “Company”), and Wells Fargo Bank, National Association, as trustee. A copy of the Indenture, the terms of which are incorporated herein by reference, is attached as Exhibit 4.1 to this report.  A copy of the form of the Notes, the terms of which are incorporated herein by reference, is attached as Exhibit 4.2 to this report.  See Item 2.03 below for additional information.   The descriptions of the Indenture and the Notes in this report are summaries and are qualified in their entireties by the terms of the Indenture and the Notes.

The Notes and the common shares of beneficial interest of the Company issuable in certain circumstances upon exchange of the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Operating Partnership offered and sold the Notes to the initial purchasers of the Notes (the “Initial Purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The Initial Purchasers then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

On September 18, 2006, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered into a registration rights agreement with Banc of America Securities LLC and J.P. Morgan Securities Inc., in their capacity as representatives of the Initial Purchasers, dated as of September 18, 2006 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.  The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will:

•                  file a shelf registration statement (which shall be an automatic shelf registration statement if the Company is then a Well-Known Seasoned Issuer (“WKSI”)) with the Securities and Exchange Commission by December 17, 2006 to cover resales of the underlying common shares of the Company that may be issuable upon exchange of the Notes;

•                  if the Company is not a WKSI on December 17, 2006, use its reasonable efforts to have that registration statement declared effective by March 17, 2007; and

•                  use its reasonable efforts to keep the registration statement effective until the earliest of:

•                  the 20th trading day immediately following the maturity date of September 15, 2026; and

•                  the date on which there are no longer any Notes or “restricted” shares (within the meaning of Rule 144 under the Securities Act) of common shares of the Company outstanding.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Notes to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of the Notes to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Also on September 18, 2006, in connection with the issuance and sale of the Notes, the Operating Partnership and the Company also entered a Common Stock Delivery Agreement (the “Delivery Agreement”). The Delivery Agreement, among other things, obligates (i) the Company to deliver common shares in the event that the Partnership determines to deliver common shares to holders of the Notes upon any exchange of the Notes and (ii) the Partnership to issue to the Company on a concurrent basis a number of its common partnership units equal to such number of common shares.  A copy of the Delivery Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.2 to this report.  The description of the Delivery Agreement in this report is a summary and is qualified in its entirety by the terms of the Delivery Agreement.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 18, 2006, the Operating Partnership issued a $200 million aggregate principal amount of the Notes. The purchase price paid by the Initial Purchasers was 98.0% of the initial offering price thereof, reflecting the receipt by the Initial Purchasers of discounts and commissions in an aggregate amount of approximately $4.0 million in connection with the issuance and sale of the Notes. The Notes are general unsecured senior obligations of the Operating Partnership and rank equally in right of payment with all other senior unsecured indebtedness of the Operating Partnership.  Interest is payable on September 15 and March 15 of each year beginning March 15, 2007 until the maturity date of September 15, 2026.  The Operating Partnership’s obligations under the Notes are fully and unconditionally guaranteed by the Company.

The Notes bear interest at 3.50% per annum and contain an exchange settlement feature, which provides that the Notes may, under certain circumstances, be exchangeable for cash (up to the principal amount of the Notes) and, with respect to any excess exchange value, into cash, common shares of the Company or a combination of cash and common shares of the Company at an initial exchange rate of 18.4162 shares per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $54.30 per common share of the Company).

Prior to September 20, 2011, the Operating Partnership may not redeem the Notes except to preserve its status as a real estate investment trust for U.S. federal income tax purposes. On or after September 20, 2011, at the Operating Partnership’s option, the Notes are redeemable in cash in whole or in part at 100% of the principal amount plus accrued and unpaid interest upon at least 30 days’ but not more than 60 days’ prior written notice to holders of the Notes.

The holders of the Notes have the right to require the Operating Partnership to repurchase the Notes in cash in whole or in part on each of September 15, 2011, September 15, 2016 and September 15, 2021, and in the event of a fundamental change, for a repurchase price equal to 100% of the principal amount of the Notes plus accrued and unpaid interest.

A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

•                  subject to certain exceptions, consummation of any transaction or event (whether by means of a share exchange or tender offer applicable to common shares of the Company, a liquidation, consolidation, recapitalization, reclassification, combination or merger of the Company or a sale, lease or other transfer of all or substantially all of the consolidated assets of the Company) or a series of related transactions or events pursuant to which all of the outstanding common shares of the Company are exchanged for, converted into or caused to constitute solely the right to receive cash, securities or other property more than 10% of which consists of cash, securities or other property that are not, or upon issuance will not be, traded on a U.S. national securities exchange;

•                  any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than the Company, the Operating Partnership or any majority-owned subsidiary of the Company or the Operating Partnership or any employee benefit plan of the Company, the Operating Partnership or such subsidiary, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Company then outstanding entitled to vote generally in elections of trustees;

•                  the first day on which a majority of the board of trustees does not consist of trustees who were either a member of the board of trustees on the original issue date of the Notes or who became a member of the board of trustees after that date and whose appointment, election or nomination for election by the Company’s shareholders is duly approved by a majority of the trustees satisfying such criteria who were on the board of trustees at the time of such approval, either by specific vote or by approval of the proxy statement issued by the Company on behalf of the board of trustees in which such individual is named as nominee for trustee; or

•                  the common shares (or other securities into which the Notes are then exchangeable) being neither listed for trading nor quoted on a U.S. national securities exchange.

If a transaction described in the first bullet under the definition of a “fundamental change” above occurs prior to September 11, 2011 and a holder elects to exchange its Notes in connection with such transaction, the Operating Partnership will increase the applicable exchange rate for the Notes surrendered for exchange by a number of additional shares of common shares of the Company as a “make whole premium.”

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including:

•                  a default for 30 days in payment of any installment of interest under the Notes;

•                  a default in the payment of the principal amount or any repurchase price or redemption price due with respect to the Notes;

•                  the Operating Partnership’s failure to deliver cash or common shares of the Company within 15 days after the due date upon an exchange of the Notes, together with any cash due in lieu of fractional shares of common shares of the Company;

•                  the Operating Partnership’s failure to comply with any of its agreements in the Notes or the Indenture upon receipt of notice of such default by the trustee or by holders of not less that 25% in aggregate principal amount of the Notes then outstanding and the failure to cure (or obtain a waiver of) such default within 60 days after receiving notice of such failure;

•                  failure to pay any recourse indebtedness for money borrowed by the Operating Partnership, the Company, or any of their subsidiaries (a “Subsidiary”) or any entity in which the Operating Partnership is the general partner in an outstanding principal amount in excess of $30 million at final maturity or upon acceleration after the expiration of any applicable grace period, which indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 60 days after written notice to the Operating Partnership from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding Notes);

•                  the Operating Partnership’s failure to provide notice of a fundamental change; and

•                  certain events of bankruptcy, insolvency or reorganization or court appointment of a receiver, liquidator or trustee of the Operating Partnership, the Company or any Subsidiary or any substantial part of their respective property.

Item 3.02.  Unregistered Sales of Equity Securities.

On September 12, 2006, the Company and the Partnership entered into the Purchase Agreement pursuant to which the Partnership agreed to offer and sell a $200 million aggregate principal amount of the Notes, including $25 million aggregate principal amount of Notes to cover over-allotments, to the Initial Purchasers. The Notes are fully and unconditionally guaranteed by the Company. On September 18, 2006, the Company closed the sale of a $200 million aggregate principal amount of the Notes.  Pursuant to the terms of the Purchase Agreement, the purchase price paid by the Initial Purchasers for the Notes was 98.0% of the initial offering price thereof, reflecting the receipt by the Initial Purchasers of discounts and commissions in an aggregate amount of approximately $4.0 million in connection with the offering of the Notes.

Additional information pertaining to the offering  is contained in Items 1.01 and 2.03 of this report and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of September 18, 2006, among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 3.50% Exchangeable Senior Note due 2026

10.1	Registration Rights Agreement, dated September 18, 2006, among Corporate Office Properties, L.P., Corporate Office Properties Trust, Banc of America Securities LLC and J.P. Morgan Securities Inc.

10.2	Common Stock Delivery Agreement, dated September 18, 2006, among Corporate Office Properties, L.P. and Corporate Office Properties Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 2006

CORPORATE OFFICE PROPERTIES TRUST

By:	/s/ Stephen E. Riffee
Name: Stephen E. Riffee
Title:Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
4.1	Indenture, dated as of September 18, 2006, among Corporate Office Properties, L.P., as issuer, Corporate Office Properties Trust, as guarantor, and Wells Fargo Bank, National Association, as trustee.

4.2	Form of 3.50% Exchangeable Senior Note due 2026

10.1	Registration Rights Agreement, dated September 18, 2006, among Corporate Office Properties, L.P., Corporate Office Properties Trust, Banc of America Securities LLC and J.P. Morgan Securities Inc.

10.2	Common Stock Delivery Agreement, dated September 18, 2006, among Corporate Office Properties, L.P. and Corporate Office Properties Trust.